Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TurboChef Technologies, Inc. 2003 Stock Incentive Plan of our report dated March 30, 2004, with respect to the financial statements and schedule of TurboChef Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 3, 2004